UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2014, Resolute Natural Resources Company, LLC (“RNRC”), a wholly owned subsidiary of Resolute Energy Corporation, Western Refining Southwest, Inc. (“Western”) and Navajo Nation Oil and Gas Company (“NNOGC”) entered into a new agreement relating to, among other matters, the sale and purchase of crude oil produced from Greater Aneth Field (the “New Agreement”). The New Agreement supersedes that certain Crude Oil Purchase Agreement dated August 31, 2011 between Western, as purchaser, and RNRC, as seller (the “Original Agreement”) which Original Agreement was filed with the Securities and Exchange Commission on September 7, 2011 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K.

Certain material terms of the New Agreement are as follows:

•	Volume and Price – The New Agreement covers volumes of up to 8,000 barrels per day (the “Base Volume”) and an additional volume of up to 3,000 barrels per day (the “Additional Volume”). The discount to the NYMEX price is $9.50 per barrel, with future adjustments to reflect any increase in transportation costs from the field to the refinery.

•	Term – The New Agreement is effective until December 31, 2014, with the Base Volume commencing on July 1, 2014 and the Additional Volume commencing on June 1, 2014.

RNRC, Western and NNOGC are currently in negotiations regarding a crude oil purchase agreement for the two-year period beginning on January 1, 2015 and expect to finalize and execute this agreement prior to the expiration of the New Agreement. The foregoing summary of the New Agreement is qualified in its entirety by reference to the copy of the New Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Crude Oil Purchase Agreement dated July 7, 2014, among Western Refining Southwest, Inc., Resolute Natural Resources Company, LLC and Navajo Nation Oil and Gas Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone President

Exhibit No.	Description

10.1	Crude Oil Purchase Agreement dated July 7, 2014, among Western Refining Southwest, Inc., Resolute Natural Resources Company, LLC and Navajo Nation Oil and Gas Company.